Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value (3)	457(o)		$300,000	$33.06
	Equity	Series A Warrants (3)(4)	457(g)
		Series B Warrants (3)(4)	457(g)
	Equity	Pre-Funded Warrants (3)(4)	457(g)
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Series A Warrants	457(o)		$300,000	$33.06
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Series B Warrants	457(o)		$300,000	$33.06
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Pre-Funded Warrants	457(o)		(3)
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Representative’s Warrants (5)	457(o)		$22,500	$2.48

	Total Offering Amounts				$922,500	$101.66
	Total Fees Previously Paid					$0
	Total Fee Offsets					$0
	Net Fee Due					$101.66

(1)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $922,500 is hereby registered.
(2)	The registrant previously registered securities with a proposed maximum aggregate offering price of $12,300,000 on a registration statement on Form S-1, as amended (File No. 333-269782) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 13, 2023.
(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum additional aggregate offering price of the common stock, warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $300,000.
(4)	No fee pursuant to Rule 457(g) of the Securities Act.
(5)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 6% of the common stock and pre-funded warrants issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum additional aggregate offering price of the representative’s warrant is $22,500, which is equal to 125% of $18,000 (6% of the additional aggregate offering price of $300,000).